UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

Core-Mark Holding Company, LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51515	20-1489747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Solana Boulevard, Suite 3400 Westlake, Texas	76262
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (940) 193-8600

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CORE	NASDAQ Global Select Market

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 1, 2021 (the “Closing Date”), Performance Food Group Company, a Delaware corporation (“PFG”), completed the previously announced acquisition of Core-Mark Holding Company, Inc., a Delaware corporation (the “Company”), pursuant to the Agreement and Plan of Merger, dated as of May 17, 2021 (the “Merger Agreement”), by and among PFG, Longhorn Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of PFG (“Merger Sub I”), Longhorn Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of PFG (“Merger Sub II”), and the Company. Pursuant to the Merger Agreement, on the Closing Date, Merger Sub I merged with and into the Company (the “First Merger”), with the Company continuing as the surviving corporation of the First Merger and a direct, wholly owned subsidiary of PFG (the “Surviving Corporation”). After the effective time of the First Merger (the “Effective Time”), the Surviving Corporation merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving entity of the Second Merger and a direct, wholly owned subsidiary of PFG. As a result of the Mergers, the Company became a wholly owned subsidiary of PFG on the Closing Date.

Pursuant to the Merger Agreement and by virtue of the First Merger, at the Effective Time, each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock owned, directly or indirectly, by PFG, the Company (including as treasury stock or otherwise), Merger Sub I, Merger Sub II, and any shares of Company Common Stock as to which appraisal rights have been properly exercised) was automatically canceled and converted into the right to receive (i) 0.44 (such ratio, the “Exchange Ratio”) validly issued, fully paid and nonassessable shares of the common stock, par value $0.01 per share, of PFG (“PFG Common Stock”) and (ii) $23.875 in cash, without interest (the “Per-Share Cash Amount” and, collectively, the “Merger Consideration”).

At the Effective Time, each outstanding time-based restricted stock unit of the Company (each, an “RSU”) held by a non-employee director, whether vested or unvested, was cancelled and converted into the right to receive the Merger Consideration. Additionally, at the Effective Time, each other outstanding RSU, whether vested or unvested, was converted into a restricted stock unit relating to a number of shares of PFG Common Stock equal to the number of shares of Company Common Stock subject to the RSU multiplied by the sum of (i) the Exchange Ratio, plus (ii) the quotient of the Per-Share Cash Amount divided by the volume weighted average sale price of PFG Common Stock for the ten (10) full consecutive trading days ending on and including the business day prior to the Effective Time (the “Stock Award Exchange Ratio”) and otherwise subject to the same terms and conditions (including the vesting schedule and termination-related vesting provisions) applicable immediately prior to the Effective Time.

At the Effective Time, each outstanding performance-based restricted stock unit of the Company (each, a “PSU”), whether vested or unvested, was converted into a corresponding time-based restricted stock unit subject to the same terms and conditions (including with respect to termination-related vesting provisions applicable immediately prior the Effective Time, provided that the performance-based vesting conditions no longer apply), and relating to a number of shares of PFG Common Stock equal to the product of (i) for PSUs granted during the 2021 calendar year, (A) the number of shares of Company Common Stock subject to such PSU immediately prior to the Effective Time that would have vested based on the achievement of the greater of (1) the applicable performance at the target level and (2) the actual level of performance as of the Closing Date, based on the achievement of the applicable performance metrics applied on a pro rata basis with respect to the applicable performance period as determined in good faith by the Company’s board of directors, multiplied by (B) the Stock Award Exchange Ratio, and (ii) for PSUs granted prior to the 2021 calendar year, (A) the number of shares of Company Common Stock subject to such PSU immediately prior to the Effective Time based on the achievement of the applicable performance metrics at the actual level of performance and as determined in good faith and consistent with past practice by the Company’s board of directors, multiplied by (B) the Stock Award Exchange Ratio, and in each case of the foregoing clauses (i) and (ii), with any fractional shares rounded to the nearest whole share.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference in this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On September 1, 2021, the Company notified the NASDAQ Global Select Market (“Nasdaq”) of the consummation of the Mergers and that each outstanding share of Company Common Stock had been converted into the right to receive PFG Common Stock. The Company requested that Nasdaq (i) suspend trading of the Company Common Stock on Nasdaq prior to the open of trading on Sep, 2021, (ii) withdraw the Company Common Stock from listing on Nasdaq and (iii) file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to report that the Company Common Stock is no longer listed on Nasdaq and to apply for the deregistration of the Company Common Stock under Section 12(b) of the Exchange Act. As a result, the shares of Company Common Stock, which previously traded under the symbol “CORE” will no longer be listed on Nasdaq.

In addition, the Company intends to file a certification on Form 15 with the SEC to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The information contained in Item 2.01, Item 3.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Mergers on September 1, 2021, at the Effective Time a change in control of the Company occurred and the Company became a wholly owned subsidiary of PFG.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

As a result of the Mergers, each of Robert G. Gross, Stuart W. Booth, Harvey L. Tepner, Laura J. Flanagan, Scott E. McPherson, Rocky Dewbre, Diane Randolph and Rosemary Turner resigned and ceased to be directors of the Company as of the Effective Time and, following the consummation of the Mergers, PFG became the managing member of the Company.

As of the Effective Time, each of the Company’s executive officers as of immediately prior to the Effective Time ceased to be officers of the Company and, following the consummation of the Mergers, the officers of Merger Sub II became the officers of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, effective following the consummation of the Mergers, the effectiveness of the certificate of incorporation and the bylaws of the Company ceased and the certificate of formation and limited liability company agreement of Merger Sub II in effect as of immediately prior to the Effective Time became the certificate of formation and limited liability company agreement of the Company, subject to certain changes as set forth in the Merger Agreement and except that the name of Merger Sub II was changed in the Mergers to Core-Mark Holding Company, LLC. Copies of the certificate of formation and limited liability company agreement of the Company are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 17, 2021, by and among Performance Food Group PFG, Longhorn Merger Sub I, Inc., Longhorn Merger Sub II, LLC and Core-Mark Holding Company, Inc. (incorporated by reference to Exhibit 2.1 to Core-Mark Holding Company, Inc.’s Current Report on Form 8-K dated May 18, 2021).*

3.1	Certificate of Formation of Core-Mark Holding Company, LLC

3.2	Amended and Restated Limited Liability Company Agreement of Core-Mark Holding Company, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules (as similar attachments) have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE-MARK HOLDING COMPANY, LLC

Dated: September 1, 2021	By:	/s/ A. Brent King
	Name:	A. Brent King
	Title:	Senior Vice President, Secretary and General Counsel